                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts," and to the use of our report dated March 13, 1997, with respect to the consolidated financial statements of NWCG Holdings Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Fox Entertainment Group, Inc. Registration Statement on Form S-1 (Registration No. 333-61515).

                                          Ernst & Young LLP

Atlanta, Georgia

October 1, 1998